EXHIBIT 24.1

POWER OF ATTORNEY

THE SHERWIN-WILLIAMS COMPANY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and/or officers of The Sherwin-Williams Company, an Ohio corporation (the “Company”), hereby constitutes and appoints each of Heidi G. Petz, Allen J. Mistysyn and Mary L. Garceau, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Exchange Act of 1934 the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, with any and all amendments, supplements and exhibits thereto, and any and all other documents in connection therewith, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

    Executed as of this 20th day of February, 2025.

Signature	Title

/s/ Heidi G. Petz	Chair, President and Chief Executive Officer, Director (Principal Executive Officer)
Heidi G. Petz

/s/ Allen J. Mistysyn	Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer)
Allen J. Mistysyn

/s/ J. Paul Lang	Senior Vice President – Enterprise Finance & Chief Accounting Officer (Principal Accounting Officer)
J. Paul Lang

/s/ Kerrii B. Anderson	Director
Kerrii B. Anderson

/s/ Arthur F. Anton	Director
Arthur F. Anton

/s/ Jeff M. Fettig	Director
Jeff M. Fettig

/s/ John. G. Morikis	Director
John G. Morikis

/s/ Christine A. Poon	Director
Christine A. Poon

/s/ Aaron M. Powell	Director
Aaron M. Powell

/s/ Marta R. Stewart	Director
Marta R. Stewart

/s/ Michael H. Thaman	Director
Michael H. Thaman

/s/ Matthew Thornton III	Director
Matthew Thornton III

/s/ Thomas L. Williams	Director
Thomas L. Williams